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                                                                      Exhibit 99

[GRAPHIC OMITTED]                                                  PRESS RELEASE



FOR IMMEDIATE RELEASE


    Neoware Q4 Revenues And Gross Margins Expected to Exceed Company Guidance


         King of Prussia, PA, July 8, 2003 -- Neoware Systems (Nasdaq:NWRE), the leading supplier of software, services and thin client appliances, announced today that its revenues and gross margins for the fourth quarter ended June 30, 2003 are expected to exceed the Company's prior guidance.

         Based upon preliminary results and subject to the completion of the Company's year-end audit, revenues for the quarter ended June 30, 2003 are expected to exceed $15.3 million, compared to prior guidance of up to $14.3 million. Gross margin is expected to exceed 44% - surpassing the top end of the Company's previous guidance range. For the year ended June 30, 2003, revenues are expected to exceed $57 million, an increase of more than 66% from $34.3 million in the prior fiscal year.

         "This was a strong quarter for Neoware, with higher revenue than our previous guidance, and continued strong gross margins," stated Michael Kantrowitz, Neoware's Chairman and CEO. "We delivered excellent results across all sales channels in the United States and Europe, including through our alliance with IBM. Although our quarterly results can vary as a result of the timing of individual transactions, we are entering the current year with excellent momentum, which should translate into continued strong revenue growth. We believe that the acquisition of the teemtalk product line from Pericom Software, which closed on July 1, 2003, strategically enhances our product offerings and augments our ability to continue to grow revenues profitably in the current fiscal year."

         Neoware will announce the exact date and time of its fourth quarter and year-end earnings release and conference call in early August.


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About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a proven Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.


         Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front, maintenance, and administrative costs than proprietary or PC-based alternatives.

         More information about Neoware can be found on the Web at http://www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

Neoware and teemtalk are registered trademarks of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected revenue and gross margins for the quarter and year ended June 30, 2003, our expectation of continued strong revenue growth in the coming year and the future performance of the teemtalk product line, including its effect on our ability to continue to grow revenues profitably. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include the final results of our results for the quarter and year ended June 30, 2003, the timing and receipt of future orders, our ability to successfully integrate the Pericom host access software business, including the retention of Pericom's existing customers, our timely development and customers' acceptance of our products, including the former Pericom product, increases in costs, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, adverse changes in customer order patterns, our ability to identify and successfully consummate and integrate future acquisitions, adverse changes in general economic conditions in the U. S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2002 and Form 10-Q for the quarter ended March 31, 2003.

                                      # # #

Investor Relations Contact:                 For:
Cameron Associates                          Neoware Systems, Inc.
Kevin McGrath                               Keith Schneck, CFO
(212) 245-8800 x203                         (610) 277-8300
email: kevin@cameronassoc.com               email: invest@neoware.com